Exhibit 10.18

EXECUTION

NEWLAKE CAPITAL PARTNERS, INC.

FORM OF NONQUALIFIED STOCK OPTION GRANT AGREEMENT

This Nonqualified Stock Option Grant Agreement (the “Agreement”), dated as of [                ], 20     (the “Date of Grant”), is delivered by NewLake Capital Partners, Inc. (the “Company”) to [                ] (the “Grantee”). Capitalized terms used in the text of this Agreement but not defined shall have the meanings set forth in Section 10 of this Agreement.

RECITALS

A. The Board of Directors of the Company (the “Board”) has decided to make this nonqualified stock option grant to purchase shares of common stock of the Company (“Company Stock”) as an inducement for the Grantee to promote the best interests of the Company and its stockholders.

B. The Board is authorized to appoint a committee of the Board to administer the Option (as defined below) and this Agreement. If a committee is appointed, all references in this Agreement to the “Board” shall be deemed to refer to the committee.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase [                ] shares of Company Stock (“Shares”) at a purchase price (the “Exercise Price”) of $[                ]per Share. The Option shall become vested and exercisable according to Section 2 below.

2. Vesting and Exercisability of Option.

(a) The Option shall be fully vested as of the Date of Grant. The Option shall become exercisable upon the second anniversary of the Date of Grant (the “Exercisability Date”).

(b) The Board may accelerate the exercisability of all or a part of the Option at any time for any reason.

3. Term of Option.

(a) The Option shall have a term of seven years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement.

(b) The Option shall automatically terminate upon the date on which the Grantee ceases to be employed by, or provide service to, the Company for Cause.

(c) In addition, notwithstanding the prior provisions of this Section 3, if the Grantee materially breaches the terms of any release of claims, non-compete, non- interference, non-disparagement or confidentiality covenant between the Company and the Grantee pursuant to a written agreement between the Company and the Grantee, during or following the Grantee’s employment or service, the Option shall immediately terminate upon such breach.

4. Exercise Procedures.

(a) Subject to the provisions of Sections 2 and 3 above, the Grantee may exercise part or all of the exercisable Option on or following the Exercisability Date by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised and the method of payment. Payment of the Exercise Price shall be made in accordance with procedures established by the Board from time to time prior to issuance of the Shares. The Grantee shall pay the Exercise Price in cash at such time as may be specified by the Board; provided that, in the event that the Grantee exercises the Option in connection with a Change of Control or upon or following a Public Offering, then, in lieu of paying the Exercise Price in cash, the Grantee may authorize the Company to retain Shares that otherwise would be issuable upon exercise of the Option having a total Fair Market Value on the date of exercise equal to the aggregate Exercise Price. The shares issued under this Agreement may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock.

(b) The Option shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Grantee or other person receiving or exercising the Option pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to the Option, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect the Option.

5. Change of Control. In the event of a Change of Control, the Board, in its sole discretion, may take one of the following actions with respect to all or a portion of the Option: (i) determine that the Option, to the extent outstanding and not exercised shall be assumed by, or replaced with an option by the surviving corporation (or a parent or subsidiary of the surviving corporation) or (ii) provide for the cancellation of the Option, in whole or in part, in exchange for payment, in an amount, if any, equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the cancelled portion of the Option exceeds the Exercise Price of the Option, which payment shall be made at the same time and based on the same terms and conditions as payment is made to stockholders of the Company with respect to such Change of Control. Such assumption or cancellation shall take place as of the date of the Change of Control. Without limiting the foregoing, if the per share Fair Market Value of the Company Stock implied by the Change of Control equals or is less than the per share Exercise Price, the Company shall not be required to make any payment to the Grantee upon cancellation of the Option pursuant to this Section 5. Any payments pursuant to clause (ii) of this Section 5 shall be in the same form as provided to stockholders of the Company with respect to such Change of Control, which may include cash, Company Stock, or stock of any purchaser or successor entity. For the avoidance of doubt, this Option shall remain outstanding and exercisable in accordance with its terms from and after a Public Offering.

6. Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the kind and number of shares covered by the Option, the kind and number of shares issued and to be issued under the Option, and the price per share or the applicable market value of the Option shall be equitably adjusted by the Board, in such a manner as the Board deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under this Agreement; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments to the Option shall be consistent with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent applicable. Any adjustments determined by the Board shall be final, binding and conclusive.

7. Right of First Refusal; Repurchase Right.

(a) Pre-Public Offering.

(i) Offer. Prior to the consummation of a Public Offering, if at any time an individual desires to sell, encumber, or otherwise dispose of shares of Company Stock that were distributed to him or her under this Agreement and that are transferable, the individual may do so only pursuant to a bona fide written offer, and the individual shall first offer the shares to the Company by giving the Company written notice disclosing: (A) the name of the proposed transferee of the Company Stock, (B) the certificate number and number of shares of Company Stock proposed to be transferred or encumbered, (C) the proposed price, (D) all other terms of the proposed transfer, and (E) a written copy of the proposed offer. Within 90 days after receipt of such notice, the Company shall have the option to purchase all or part of such Company Stock at the price and on the terms described in the written notice and shall pay such price in a lump sum within such 90-day period or such later time as described in the written notice.

(ii) Sale. In the event the Company (or a stockholder, as described below) does not exercise the option to purchase Company Stock, as provided in subsection (i) above, the individual shall have the right to sell, encumber, or otherwise dispose of the shares of Company Stock described in subsection (i) at the price and on the terms of the transfer set forth in the written notice to the Company, provided that such transfer is (A) in compliance with the Company’s charter and bylaws and any other agreement to which stockholders of the Company are subject, and (B) effected within 15 days after the expiration of the option period. If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

(iii) Assignment of Rights. The Board, in its sole discretion, may waive the Company’s right of first refusal and repurchase right under this Section 7(a). If the Company’s right of first refusal or repurchase right is so waived, the Board may, in its sole discretion, assign such right to any other person or persons as determined by the Board and in accordance with the Company’s charter and bylaws and applicable law. To the extent that a stockholder has been given such right and does not purchase his or her allotment, the other stockholders shall have the right to purchase such allotment on the same basis.

(iv) Purchase by the Company. Prior to the consummation of a Public Offering, if the Grantee ceases to be employed by, or provide service to, the Company, the Company shall have the right to purchase all or part of any Company Stock distributed to the Grantee under this Agreement at its then current Fair Market Value at any time upon or following such termination; provided, that, in the event that the Grantee’s employment or service is terminated by the Company for Cause, or the Grantee materially breaches the terms of any release of claims, non-compete, non-interference, non-disparagement or confidentiality covenant pursuant to a written agreement between the Company and the Grantee at any time, then the repurchase price shall be equal to the lesser of the then current Fair Market Value or the Exercise Price. Such repurchase shall be made in accordance with applicable law and shall be made in accordance with applicable accounting rules to avoid adverse accounting treatment.

(b) Public Offering. On and after the consummation of a Public Offering, the Company shall have no further right to purchase shares of Company Stock under this Section 7. The requirements of this Section 7 shall lapse and cease to be effective upon a Public Offering.

8. Stockholders’ or Other Agreement. The Board may require that the Grantee execute any stockholders’ agreement, voting agreement, right of first refusal and co-sale agreement or similar agreement, with respect to any Company Stock or other stock issued or distributed pursuant to this Agreement, if and to the extent that a majority of the stockholders of the Company are required to execute such agreement. Notwithstanding the provisions of Section 7, if the Board requires that the Grantee execute a stockholder or other agreement with respect to any Company Stock distributed pursuant to this Agreement, which contains a right of first refusal or repurchase right, the provisions of such stockholder or other agreement shall govern and Section 7 shall not apply to such Company Stock, unless the Board determines otherwise.

9. Restrictions on Exercise. Only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in this Agreement) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

10. Definitions.

(a) “Cause” shall mean (i) the Grantee’s material breach of the terms of any agreement with the Company (including any restrictive covenant obligations), (ii) the Grantee’s conviction of or plea of nolo contendere to a felony or other crime involving fraud, theft or dishonesty, (iii) the Grantee’s violation of any law, rule or regulation that has caused or is reasonably expected to cause material damage to the Operating Partnership or the Company (including damage to the property or reputation of the Operating Partnership or the Company),

(iv) the Grantee’s material failure to comply with the Company’s material employment policies communicated in writing (including any code of conduct), or (v) the Grantee’s willful misconduct in the performance of the Grantee’s duties; provided, with respect to clauses (iii) or (v), provided the Grantee has not cured such circumstance (to the extent susceptible to cure) within 30 days following written notice by the Company of such circumstance. For this purpose, “willful” means the Grantee acted in bad faith and without reasonable belief that the action or omission was in the best interests of the Operating Partnership or the Company.

(b) A “Change of Control” shall be deemed` to have occurred if:

(i) Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; or

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of all or substantially all of the assets of the Company, in a single transaction or series of related transactions, or (C) a liquidation or dissolution of the Company.

Notwithstanding anything to the contrary herein, a Change of Control shall not be deemed to occur as a result of (A) a transaction or series of related transactions pursuant to which the Company issues securities (including to shareholders of the Company immediately prior to such transaction or series of related transactions) in a bona fide sale for capital raising purposes, (B) a Public Offering, (C) a transaction or series of related transactions in which the person who becomes such beneficial owner is a shareholder of the Company immediately prior to such transaction or series of related transactions and, as a result of such transaction or series of related transactions, such person does not become the beneficial owner of all or substantially all of the then-outstanding securities of the Company, or (D) a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors.

(c) “Disability” shall mean the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(d) “Employed by, or provide service to, the Company,” and correlative terms, shall refer to employment or service as an employee, non-employee director or consultant of the Company or any direct or indirect subsidiary of the Company (including, without limitation, NLCP Operating Partnership LP), unless the Committee determines otherwise.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(f) “Fair Market Value” of Company Stock means (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price during regular trading hours of Company Stock on the relevant date or (if there were no trades on that date) the last reported sale price during the regular trading hours on the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock during regular trading hours on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as reasonably determined by the Board acting in good faith, through a reasonable and industry-standard valuation method; provided, that, with respect to a Change of Control, the Fair Market Value shall be the value of a share of Company Stock implied by the Change of Control.

(g) “Operating Partnership” shall mean NLCP Operating Partnership LP or any successor thereto.

(h) “Public Offering” shall mean the initial registration of the Company Stock under section 12(g) of the Exchange Act, and the provisions of this Agreement that refer to a Public Offering shall remain effective thereafter for so long as such stock is so registered.

11. No Employment or Other Rights. The grant of the Option shall not confer upon the Grantee any claim or right to be granted any other option or award or any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time. The right of the Company to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

12. Administration. The Board shall have full power and authority to administer and interpret this Agreement, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing this Agreement and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Board’s interpretations of this Agreement and all decisions and determinations of the Board shall be final, binding and conclusive on the Grantee, the Grantee’s beneficiaries and any other person having or claiming an interest under this Agreement. All powers of the Board shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of this Agreement.

13. Compliance with Law. This Agreement, the exercise of the Option and the obligations of the Company to issue or transfer shares of Company Stock under this Agreement shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed necessary by the Board, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Board may modify the Option to bring the Option into compliance with any applicable law or regulation. The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other customary representation as the Board reasonably deems appropriate. If applicable, certificates representing shares of Company Stock issued or transferred under this Agreement will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

14. No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

15. Unfunded Obligation. The obligations of the Company under this Agreement shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amount under this Agreement. In no event shall interest be paid or accrued on any Option.

16. No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to this Agreement or any Option. Cash shall be paid in lieu of fractional shares.

17. Prohibition on Certain Transactions. Prior to the date the Company first becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Option, together with the shares of Company Stock subject to the Option during the period prior to exercise, shall not be the subject of any short position, put equivalent position (as such term is defined in Rule 16a-1(h) under the Exchange Act) or call equivalent position (as such term is defined Rule 16a-1(b) of the Exchange Act).

18. Prohibition on Pledges, Gifts, Hypothecations or other Transfers. Until the date the Company first becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Option, together with the shares of Company Stock subject to the Option during the period prior to exercise, shall not be the subject of any pledges, gifts, hypothecations or other transfers, other than pursuant to the Company’s repurchase rights or in connection with a Change of Control of the Company.

19. Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company, the Grantee (including any successor or assigns) shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares or other securities of the Company held by the Grantee (other than those included in the registration) during the 30-day period preceding and the 180-day period following the effective date of a registration statement filed by the Company for such underwriting (or such longer period, not to exceed 34 days after the expiration of the 180-day period, as the Managing Underwriter or the Company shall request in order to facilitate compliance with applicable FINRA rules or any successor or similar rules or regulations) (the “Market Standoff Period”). The Grantee agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the Managing

Underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

20. Amendment. The Board may amend this Agreement and the Option at any time, provided that, amendment of this Agreement or the Option shall not impair the rights of the Grantee unless the Grantee consents or unless the Board acts under Section 13.

21. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws provisions thereof.

22. Taxes and Section 409A. This Agreement is intended to be construed and administered such that the Option qualifies for an exemption from the requirements of section 409A of the Code. Notwithstanding anything in this Agreement to the contrary, the Grantee shall be solely responsible for the tax consequences of this Agreement, and in no event shall the Company have any responsibility or liability if the Option does not meet the applicable requirements of section 409A of the Code. Although the Company intends to administer this Agreement to prevent taxation under section 409A of the Code, the Company does not represent or warrant that this Agreement complies with any provision of federal, state, local or other tax law.

23. Entire Agreement. This Agreement contains the entire understanding between the Company and Grantee with respect to the matter set forth herein, and shall supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written. No other statements, representations, explanatory materials or examples, oral or written, may amend this Agreement in any manner. This Agreement shall be binding upon and enforceable against the Company and its successors and assigns.

24. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Chief Executive Officer at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand or electronic mail, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

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IN WHITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

NEWLAKE CAPITAL PARTNERS, INC.

By:
Name:
Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of this Agreement.

GRANTEE

By:
Name: